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                                                                     EXHIBIT 4.8

                              CKE RESTAURANTS, INC.

                   4% Convertible Subordinated Notes due 2023

                          REGISTRATION RIGHTS AGREEMENT

                                                              September 29, 2003

Citigroup Global Markets Inc.
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  CKE Restaurants, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, its 4% Convertible Subordinated Notes due 2023 (the "Securities"), upon the terms set forth in the Purchase Agreement between the Company and the Initial Purchasers dated September 23, 2003 (the "Purchase Agreement") relating to the initial placement (the "Initial Placement") of the Securities. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities and the Common Stock (as defined herein) issuable upon conversion of the Securities (including the Initial Purchasers) (each a "Holder" and, collectively, the "Holders"), as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

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                  "Business Day" shall mean any day other than a Saturday, a
Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Closing Date" shall mean the date of the first issuance of the Securities.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of the Securities.

                  "Damages Payment Date" means, with respect to the Securities or the Common Stock issuable upon conversion thereof, as applicable, each Interest Payment Date; and in the event that any Security, or portion thereof, is called for redemption or surrendered for purchase by the Company and not withdrawn pursuant to a Fundamental Change Offer (as defined in the Indenture), the relevant redemption date or Fundamental Change Payment Date (as defined in the Indenture), as the case may be, shall also be a Damages Payment Date with respect to such Security, or portion thereof, unless the Indenture provides that accrued and unpaid interest on the Security (or portion thereof) to be redeemed or repurchased, as the case may be, is to be paid to the person who was the Record Holder thereof on a record date prior to such redemption date or Fundamental Change Payment Date, as the case may be, in which case the relevant Damages Payment Date shall be the date on which interest is payable to such Record Holder.

                  "Default Rate" means the rate of interest payable with respect to overdue amounts on the Securities pursuant to Section 4.01 of the Indenture.

                  "Deferral Period" shall have the meaning indicated in Section 3(i) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Final Memorandum" shall mean the offering memorandum, dated September 29, 2003 relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

                  "Holder" shall have the meaning set forth in the preamble hereto.

                  "Indenture" shall mean the Indenture relating to the Securities, dated as of September 29, 2003, between the Company and J.P. Morgan Trust Company, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "Initial Placement" shall have the meaning set forth in the preamble hereto.

                  "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

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                  "Interest Payment Date" shall mean April 1 and October 1.

                  "Losses" shall have the meaning set forth in Section 5(d) hereof.

                  "Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement provided that Holders of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted; and provided, further, that Securities or Common Stock which have been sold or otherwise transferred pursuant to the Shelf Registration Statement shall not be included in the calculation of Majority Holders.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

                  "NASD Rules" shall mean the Conduct Rules and the By-Laws of the NASD, Inc.

                  "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

                  "Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or Common Stock issuable upon conversion thereof covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

                  "Record Holder" means (i) with respect to any Damages Payment Date which occurs on an Interest Payment Date, each person who is registered on the books of the registrar as the holder of Securities at the close of business on the record date with respect to such Interest Payment Date and (ii) with respect to any Damages Payment Date relating to the Common Stock issued upon conversion thereof, each person who is a holder of record of such Common Stock fifteen days prior to the Damages Payment Date.

                  "Registrable Securities" shall mean Securities and the Common Stock issuable or issued upon conversion thereof other than those that (i) have been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Securities or shares of Common Stock, which has been filed with the Commission pursuant to the Act, in either case after such Shelf Registration Statement has become, and while such Shelf Registration Statement is, effective under the Act or (ii) have been distributed to the public pursuant to Rule 144 under

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the Act (or any similar provision then in force) or (iii) may be sold or transferred by non-Affiliates of the Company pursuant to paragraph (k) of Rule 144 under the Act (or any similar provision then in force).

                  "Registration Default Damages" shall have the meaning set forth in Section 7 hereof.

                  "Securities" shall have the meaning set forth in the preamble hereto.

                  "Shelf Registration Period" shall have the meaning set forth in Section 2(c) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Securities and the Common Stock issuable upon conversion thereof, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "underwriter" shall mean any underwriter of Securities or Common Stock issuable or issued upon conversion thereof in connection with an offering thereof under the Shelf Registration Statement.

                  2. Shelf Registration. (a) The Company shall as promptly as practicable (but in no event more than 90 days after the Closing Date) file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

                  (b) The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 180 days after the Closing Date.

                  (c) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the second anniversary of the Closing Date or if later, the second anniversary of the last date on which any Securities are issued upon exercise of the Initial Purchasers' option to purchase additional Securities; (ii) the date on which Registrable Securities may be sold by non-Affiliates of the Company pursuant to paragraph (k)

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of Rule 144 (or any successor provision) promulgated by the Commission under the
Act; or (iii) the date as of which all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof.

                  (d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (e) (i) Not less than 30 calendar days prior to the effectiveness of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. The Company shall take action to name each Holder that is a Notice Holder as of the date that is five Business Days prior to the effectiveness of the Shelf Registration Statement as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law.

                           (i) After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Registrable Securities, promptly send a Notice and Questionnaire to such Holder. Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire to the Company at least five Business Days prior to any distribution by it of Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use

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                  reasonable best efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to clause (i) above; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to clause (i) above; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses
                  (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this
                  Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e).

                  3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

                  (a) The Company shall:

                           (i) furnish to each of the Representatives and to counsel for the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose; and

                           (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

                  (b) The Company shall ensure that:

                           (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Act; and

                           (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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                  (c) The Company shall advise the Representatives, the Notice
Holders and any underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice by notice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                           (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

                           (v) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate or of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus, in each case so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  (d) The Company shall use its best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (e) Upon written request by a Notice Holder, the Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) During the Shelf Registration Period, the Company shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the

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use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of Registrable Securities.

                  (g) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of such Registrable Securities for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

                  (h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall not exceed 30 days in any three-month period or 60 days in any twelve-month period.

                  (j) Not later than the effective date of the Shelf Registration Statement, the Company shall provide CUSIP numbers for the Registrable Securities registered under the Shelf Registration Statement and provide the Trustee with printed certificates for the Securities, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company.

                  (k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

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                  (l) The Company shall cause the Indenture to be qualified
under the Trust Indenture Act in a timely manner and cause all Common Stock issued or issuable upon conversion of the Securities to be listed on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

                  (m) The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (n) The Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof. The plan of distribution in the Shelf Registration Statement and the Prospectus included therein shall permit resales of Registrable Securities to be made by selling securityholders through underwriters, brokers and dealers, and shall also include such other information as the Representative may reasonably request.

                  (o) The Company shall:

                           (i) make reasonably available for inspection by a representative of Holders of Registrable Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such representatives of Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

                           (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the representative of the Holders or any such underwriter, attorney, accountant or agent in connection with any the Shelf Registration Statement as is customary for similar due diligence examinations;

                           (iii) make such representations and warranties to the Holders of Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

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                           (iv)     obtain opinions of counsel to the Company
                  and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (v) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings; and

                           (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (o) shall be performed at (A) the effectiveness of the Shelf Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (p) The Company shall use its best efforts, if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities covered by the Shelf Registration Statement.

                  (q) In the event that any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules.

                  (r) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities.

                  4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cleary, Gottlieb, Steen & Hamilton but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders to act as counsel for the Holders in connection therewith).

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                  5.       Indemnification and Contribution. (a) The Company
agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Shelf Registration Statement, each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each such Holder or Initial Purchaser and each person who controls any such Holder or Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

                  The Company also agrees to indemnify as provided in this
Section 5(a) or contribute as provided in Section 5(d) hereof to Losses of each underwriter, if any, of Registrable Securities registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) hereof.

                  (b) Each Holder of Registrable Securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in

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writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder or underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder or underwriter shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this
Section 5, and shall survive the sale by a Holder of Registrable Securities covered by the Shelf Registration Statement.

                  6. Underwritten Registrations. (a) If any of the Registrable Securities are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders participating in such underwritten offering.

                  (b) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  7. Registration Defaults. If any of the following events shall occur, then the Company shall pay liquidated damages (the "Registration Default Damages") to the Holders of Registrable Securities in respect of the Registrable Securities as follows (it being understood that Registration Default Damages may not accrue under more than one of the following clauses (a), (b),
(c), or (d) at any one time:

                  (a) if the Shelf Registration Statement is not filed with the Commission on or prior to the 90th day following the Closing Date, then commencing on the 91st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum per $1,000 principal amount of Securities and $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustments to the conversation rate as described in the Final Memorandum) constituting Registrable Securities for the first 90 days from and including such 91st day and .50% per annum thereafter; or

                  (b) if the Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum per $1,000 principal amount of Securities and $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustments to the conversation rate as described in the Final Memorandum) constituting Registrable Securities for the first 90 days from and including such 181st day and .50% per annum thereafter; or

                  (c) if the Shelf Registration Statement has been declared effective but ceases to be effective (other than pursuant to Section 3(i) hereof) at any time during the Shelf Registration Period, then commencing on the day the Shelf Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum per $1,000 principal amount of Securities and $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustments to the conversation rate as described in the Final Memorandum) constituting Registrable Securities for the first 90 days from and including such date on which the Shelf Registration Statement ceases to be effective and .50% per annum thereafter; or

                  (d) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum per $1,000 principal amount of Securities and $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustments to the conversation rate as described in the Final Memorandum) constituting Registrable Securities for the first 90 days from and including such date and ..50% per annum thereafter;

provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (d) above), Registration

Default Damages shall cease to accrue. All Registration Default Damages shall be paid by wire transfer of immediately available funds or by federal funds check by the Company on each Damage Payment Date and Registration Default Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Registration Default Damages are not paid when due, then to the extent permitted by law, such overdue Registration Default Damages, if any, shall bear interest until paid at the Default Rate, compounded semi-annually. The parties hereto agree that the Registration Default Damages provided for in this Section 7(d) constitute a reasonable estimate of the damages that may be incurred by Holders by reason of a Registration Default.

                  (e) All of the Company's obligations (including, without limitation, the obligation to pay Registration Default Damages) set forth in the preceding paragraphs which are outstanding or exist with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

                  (f) Within two business days following the occurrence or the termination of a Registration Default, the Company shall give the Trustee, in the case of notice with respect to the Securities, and the transfer and paying agent for the Common Stock, in the case of notice with respect to Common Stock issued or issuable upon conversion thereof, notice of such commencement or termination, of the obligation to pay Registration Default Damages with regard to the Securities and Common Stock and the amount thereof and of the event giving rise to such commencement or termination (such notice to be contained in an Officers' Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officers' Certificate the Trustee and such transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

                  8. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

                  9. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 9 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

                  10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

                  (b) if to the Initial Purchasers or the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

                  (c) if to the Company, initially at its address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  11. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder and underwriters, and any such Holder or underwriter may specifically enforce the provisions of this Agreement as if an original party hereto.

                  13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

                  16. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  17. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the Common Stock issuable upon conversion thereof is required hereunder, Securities or the Common Stock issued upon conversion thereof held by the Company or its Affiliates (other than subsequent Holders of Securities or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                                      Very truly yours,

                                                      CKE RESTAURANTS, INC.

                                                      By: ______________________
                                                      Name:
                                                      Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By ____________________
   Name:
   Title:

For itself and the other several Initial
Purchasers named in Schedule I to the
Purchase Agreement.